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                                                                      EXHIBIT 21
               SUBSIDIARIES OF REGISTRANT - GREYHOUND LINES, INC.
                                DECEMBER 31, 2000


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                                                                        STATE OF
SUBSIDIARIES                                                          INCORPORATION               %
------------                                                          -------------              --
Amarillo Trailways Bus Center, Inc.                                    Texas                     75%
Atlantic Greyhound Lines of Virginia, Inc.                             Virginia                 100%
Continental Panhandle Lines, Inc.                                      Texas                     50%
Gateway Ticketing Systems, Inc.                                        Pennsylvania              25%
Greyhound de Mexico, S.A. de C.V.                                      Republic of Mexico      99.9%
LSX Delivery, L.L.C.                                                   Delaware                 100%
Peoria Rockford Bus Lines, L.L.C.                                      Delaware                   1%
Transportation Realty Income Partners L.P.                             Delaware                  50%
Union Bus Station of Oklahoma City, Oklahoma                           Oklahoma                  40%
Wilmington Union Bus Station Corporation                               North Carolina          55.1%
GLI Holding Company                                                    Delaware                 100%
     ASI Associates, Inc.                                              Hawaii                   100%
         Carolina Coach Company                                        Virginia                 100%
              Wilmington Union Bus Station Corporation                 North Carolina           3.4%
         Seashore Transportation Company                               North Carolina           100%
              Wilmington Union Bus Station Corporation                 North Carolina          39.1%
     Greyhound Shore Services, L.L.C.                                  Delaware                 100%
     Greyhound Transit Ltd.                                            Cayman Islands            20%
     On Time Delivery Service, Inc.                                    Minnesota                100%
     Peoria Rockford Bus Lines, L.L.C.                                 Delaware                  99%
     Texas, New Mexico, & Oklahoma Coaches, Inc.                       Delaware                 100%
     T.N.M. & O Tours, Inc.                                            Texas                    100%
     Valley Garage Company                                             Texas                    100%
     Valley Transit Co., Inc.                                          Texas                    100%
     Vermont Transit Co., Inc.                                         Vermont                  100%
Sistema Internacional de Transporte de Autobuses, Inc.                 Delaware                 100%
     American Bus Sales Associates, Inc.                               New Mexico                51%
     Americanos U.S.A., L.L.C.                                         Delaware                  51%
     Autobuses Americanos, S.A. de C.V.                                Republic of Mexico        49%
     Autobuses Amigos, L.L.C.                                          Delaware                  51%
     Autobuses Amigos, S.A. de C.V.                                    Republic of Mexico        49%
     Autobuses Crucero, S.A. de C.V.                                   Republic of Mexico        39%
     Gonzalez, Inc. d/b/a Golden State Transportation                  California              51.4%
     Omnibus Americanos, S.A. de C.V.                                  Republic of Mexico        49%
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